EXHIBIT 24.1

POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY, each of the undersigned, in his capacity as an officer or director of Pinnacle Entertainment, Inc. (the “Company”) or certain of the Co-Registrants (as defined below), hereby constitutes and appoints Daniel R. Lee or any duly authorized designee of the Company, and each of them, acting jointly or singly, to be his attorneys-in-fact and agents (each, an “Attorney”) to sign in his name and on his behalf, in any and all capacities, any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 initially filed by the Company and the Co-Registrants on June 13, 2002, as amended, and declared effective by the Securities and Exchange Commission (“SEC”) on October 21, 2002, relating to the shelf registration of an initial amount of $500,000,000 of debt securities, preferred stock, depositary shares, common stock or warrants to purchase to common stock for sale, from time to time, in one or more offerings, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and other appropriate governmental agencies, granting unto such Attorney full power and authority to do and perform each and every act and thing on behalf of the undersigned requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such Attorney may lawfully do or cause to be done by virtue hereof, with full power to appoint a further attorney or attorneys to act in addition to or in substitution or resubstitution for the Attorney. The term “Co-Registrants” as used herein means the following subsidiaries of the Company: Belterra Resort Indiana, LLC, a Nevada limited liability company, BILOXI CASINO CORP., a Mississippi corporation, Boomtown, LLC, a Delaware limited liability company, Casino Magic Corp., a Minnesota corporation, CASINO ONE CORPORATION, a Mississippi corporation, Crystal Park Hotel and Casino Development Company, LLC, a California limited liability company, HP/Compton, Inc., a California corporation, Louisiana-I Gaming, a Louisiana Partnership in Commendam, PNK (Reno), LLC, a Nevada limited liability company, PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company, PNK (BOSSIER CITY), Inc., a Louisiana corporation, Ogle Haus, LLC, an Indiana limited liability company, PNK Development 1, Inc., a Delaware corporation, PNK Development 2, Inc., a Delaware corporation, PNK Development 3, Inc., a Delaware corporation and St. Louis Casino Corp., a Missouri corporation.

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 15th day of November, 2004.

/s/ John V. Giovenco
John V. Giovenco

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 15th day of November, 2004.

/s/ Richard J. Goeglein
Richard J. Goeglein

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 15th day of November, 2004.

/s/ Bruce A. Leslie
Bruce A. Leslie

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 15th day of November, 2004.

/s/ Stephen H. Capp
Stephen H. Capp

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